Exhibit 99.1

2941 Fairview Park Drive, Suite 100
Falls Church, VA 22042-4513	News
www.generaldynamics.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

October 24, 2018

General Dynamics Reports Third-Quarter 2018 Results

•	Revenue up 20% year-over-year to $9.1 billion

•	Earnings from continuing operations up 13.1% to $864 million

•	Diluted EPS from continuing operations up 14.7% year-over-year to $2.89

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported third-quarter 2018 earnings from continuing operations of $864 million, a 13.1 percent increase over third-quarter 2017. Revenue increased 20 percent to $9.1 billion. While a large portion of the growth was attributed to the acquisition of CSRA, revenue in all segments grew.

Diluted earnings per share (EPS) from continuing operations were $2.89 compared to $2.52 in the year-ago quarter, a 14.7 percent increase.

“We took action this quarter to streamline our portfolio, drive out risk from our supply chain and deliver increasingly sophisticated products and services to our customers in an efficient and timely manner,” said Phebe Novakovic, chairman and chief executive officer. “We remain committed to generating steady and sustainable results from our businesses.”

Significant activities this quarter included the delivery of the Virginia-class submarine SSN 790 (future USS South Dakota), the keel-laying of the first John Lewis-class fleet replenishment oiler and the continued integration of CSRA.

Margin
Company-wide operating margin for the third quarter of 2018 was 12.5 percent, a 70 basis-point increase over second-quarter 2018.

Cash
Net cash provided by operating activities in the quarter totaled $790 million, compared to $872 million in the year-ago quarter. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $622 million, after a $255 million discretionary pension plan contribution.

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Capital Deployment
The company repurchased 450,000 of its outstanding shares in the third quarter of 2018. Year-to-date, the company has repurchased 2.5 million outstanding shares.

Backlog
The company’s total backlog at the end of third-quarter 2018 was $69.5 billion, up 4.9 percent from second-quarter 2018. The estimated potential contract value, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $34.7 billion. Total potential contract value, the sum of all backlog components, was $104.2 billion at the end of the quarter, a new record.

Order activity was robust across the company with a 1.4-to-1 total book-to-bill ratio, defined as orders divided by revenue. Significant awards in the quarter included $3.9 billion from the U.S. Navy for the construction of four Arleigh Burke-class (DDG-51) guided-missile destroyers; $580 from the Navy for surface ship maintenance and modernization work; $480 from the Navy to continue design and development work for the Columbia-class submarine program; $210 from the Centers for Medicare & Medicaid Services for benefits recovery services, cloud hosting and IT support; $170 from the Navy for combat and seaframe control systems for Littoral Combat Ships; and $150 from the U.S. Army for equipment to support the Army’s mobile communications network. In addition, the Army awarded a $3.9 billion maximum-potential-value IDIQ contract for computing and communications equipment under the Common Hardware Systems-5 (CHS-5) program.

About General Dynamics
Headquartered in Falls Church, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; IT services; C4ISR solutions; and shipbuilding and ship repair. The company’s 2017 revenue was $31 billion. More information is available at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

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WEBCAST INFORMATION: General Dynamics will webcast its third-quarter 2018 financial results conference call at 9 a.m. EDT on Wednesday, October 24, 2018. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. on October 24 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 877-344-7529 (international: 412-317-0088); passcode 10125284. The phone replay will be available through October 31, 2018.

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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	September 30, 2018	October 1, 2017*	$	%
Revenue	$9,094	$7,580	$1,514	20.0%
Operating costs and expenses	(7,959)	(6,517)	(1,442)
Operating earnings	1,135	1,063	72	6.8%
Interest, net	(114)	(27)	(87)
Other, net	2	(9)	11
Earnings from continuing operations before income tax	1,023	1,027	(4)	(0.4)%
Provision for income tax, net	(159)	(263)	104
Earnings from continuing operations	864	764	100	13.1%
Discontinued operations, net of tax	(13)	—	(13)
Net earnings	$851	$764	$87	11.4%
Earnings per share—basic
Continuing operations	$2.92	$2.56	$0.36	14.1%
Discontinued operations	(0.04)	—	(0.04)
Net earnings	$2.88	$2.56	$0.32	12.5%
Basic weighted average shares outstanding	295.3	298.1
Earnings per share—diluted
Continuing operations	$2.89	$2.52	$0.37	14.7%
Discontinued operations	(0.04)	—	(0.04)
Net earnings	$2.85	$2.52	$0.33	13.1%
Diluted weighted average shares outstanding	299.1	303.8

*
Prior-period information has been restated for the adoption of Accounting Standards Update (ASU) 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which we adopted on January 1, 2018.

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months Ended		Variance
	September 30, 2018 (a)	October 1, 2017 (b)	$	%
Revenue	$25,815	$22,696	$3,119	13.7%
Operating costs and expenses	(22,584)	(19,520)	(3,064)
Operating earnings	3,231	3,176	55	1.7%
Interest, net	(244)	(76)	(168)
Other, net	(34)	(31)	(3)
Earnings from continuing operations before income tax	2,953	3,069	(116)	(3.8)%
Provision for income tax, net	(504)	(793)	289
Earnings from continuing operations	2,449	2,276	173	7.6%
Discontinued operations, net of tax	(13)	—	(13)
Net earnings	$2,436	$2,276	$160	7.0%
Earnings per share—basic
Continuing operations	$8.27	$7.59	$0.68	9.0%
Discontinued operations	(0.04)	—	(0.04)
Net earnings	$8.23	$7.59	$0.64	8.4%
Basic weighted average shares outstanding	296.0	299.9
Earnings per share—diluted
Continuing operations	$8.16	$7.45	$0.71	9.5%
Discontinued operations	(0.04)	—	(0.04)
Net earnings	$8.12	$7.45	$0.67	9.0%
Diluted weighted average shares outstanding	300.1	305.5

(a)
2018 results include the unfavorable impact of one-time charges of approximately $75 associated with costs to complete the acquisition of CSRA Inc. In the table above, approximately $45 of compensation-related costs was reported in operating costs and expenses, and approximately $30 of transaction costs was reported in other, net.

(b)	Prior-period information has been restated for the adoption of ASU 2017-07, which we adopted on January 1, 2018.

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	September 30, 2018	October 1, 2017*	$	%
Revenue:
Aerospace	$2,031	$1,995	$36	1.8%
Combat Systems	1,523	1,500	23	1.5%
Information Technology	2,307	1,068	1,239	116.0%
Mission Systems	1,230	1,086	144	13.3%
Marine Systems	2,003	1,931	72	3.7%
Total	$9,094	$7,580	$1,514	20.0%
Operating earnings:
Aerospace	$376	$381	$(5)	(1.3)%
Combat Systems	241	247	(6)	(2.4)%
Information Technology	157	101	56	55.4%
Mission Systems	179	152	27	17.8%
Marine Systems	169	179	(10)	(5.6)%
Corporate	13	3	10	333.3%
Total	$1,135	$1,063	$72	6.8%
Operating margin:
Aerospace	18.5%	19.1%
Combat Systems	15.8%	16.5%
Information Technology	6.8%	9.5%
Mission Systems	14.6%	14.0%
Marine Systems	8.4%	9.3%
Total	12.5%	14.0%

*	Prior-period information has been restated for the adoption of ASU 2017-07, which we adopted on January 1, 2018.

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months Ended		Variance
	September 30, 2018 (a)	October 1, 2017 (b)	$	%
Revenue:
Aerospace	$5,751	$6,147	$(396)	(6.4)%
Combat Systems	4,497	4,201	296	7.0%
Information Technology	5,887	3,178	2,709	85.2%
Mission Systems	3,475	3,226	249	7.7%
Marine Systems	6,205	5,944	261	4.4%
Total	$25,815	$22,696	$3,119	13.7%
Operating earnings:
Aerospace	$1,108	$1,241	$(133)	(10.7)%
Combat Systems	701	677	24	3.5%
Information Technology	414	278	136	48.9%
Mission Systems	478	451	27	6.0%
Marine Systems	548	518	30	5.8%
Corporate	(18)	11	(29)	(263.6)%
Total	$3,231	$3,176	$55	1.7%
Operating margin:
Aerospace	19.3%	20.2%
Combat Systems	15.6%	16.1%
Information Technology	7.0%	8.7%
Mission Systems	13.8%	14.0%
Marine Systems	8.8%	8.7%
Total	12.5%	14.0%

(a)
2018 results include the unfavorable impact of approximately $45 of compensation-related one-time charges associated with costs to complete the acquisition of CSRA Inc. This amount was reported as a reduction of Corporate operating earnings in the table above.

(b)	Prior-period information has been restated for the adoption of ASU 2017-07, which we adopted on January 1, 2018.

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and equivalents	$1,010	$2,983
Accounts receivable	3,736	3,617
Unbilled receivables	7,564	5,240
Inventories	6,247	5,303
Other current assets	1,401	1,185
Total current assets	19,958	18,328
Noncurrent assets:
Property, plant and equipment, net	4,244	3,517
Intangible assets, net	2,667	702
Goodwill	19,486	11,914
Other assets	608	585
Total noncurrent assets	27,005	16,718
Total assets	$46,963	$35,046
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1,678	$2
Accounts payable	3,033	3,207
Customer advances and deposits	7,327	6,992
Other current liabilities	3,651	2,898
Total current liabilities	15,689	13,099
Noncurrent liabilities:
Long-term debt	11,403	3,980
Other liabilities	7,116	6,532
Total noncurrent liabilities	18,519	10,512
Shareholders’ equity:
Common stock	482	482
Surplus	2,914	2,872
Retained earnings	28,691	26,444
Treasury stock	(15,971)	(15,543)
Accumulated other comprehensive loss	(3,361)	(2,820)
Total shareholders’ equity	12,755	11,435
Total liabilities and shareholders’ equity	$46,963	$35,046

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months Ended
	September 30, 2018	October 1, 2017
Cash flows from operating activities—continuing operations:
Net earnings	$2,436	$2,276
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	352	269
Amortization of intangible assets	190	57
Equity-based compensation expense	110	93
Deferred income tax (benefit) provision	(66)	155
Discontinued operations, net of tax	13	—
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	472	26
Unbilled receivables	(1,625)	(1,361)
Inventories	(854)	57
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(324)	167
Customer advances and deposits	112	(296)
Income taxes payable	250	223
Other, net	15	216
Net cash provided by operating activities	1,081	1,882
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(10,039)	(364)
Capital expenditures	(447)	(273)
Other, net	169	52
Net cash used by investing activities	(10,317)	(585)
Cash flows from financing activities:
Proceeds from fixed-rate notes	6,461	985
Proceeds from (repayments of) commercial paper, net	1,668	(2)
Proceeds from floating-rate notes	1,000	—
Dividends paid	(801)	(735)
Purchases of common stock	(533)	(1,172)
Repayment of CSRA accounts receivable purchase agreement	(450)	—
Other, net	(68)	43
Net cash provided (used) by financing activities	7,277	(881)
Net cash used by discontinued operations	(14)	(28)
Net (decrease) increase in cash and equivalents	(1,973)	388
Cash and equivalents at beginning of period	2,983	2,334
Cash and equivalents at end of period	$1,010	$2,722

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EXHIBIT G
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	2018		2017
	Third Quarter		Third Quarter
Other Financial Information:
Debt-to-equity (a)	102.6%		42.2%
Debt-to-capital (b)	50.6%		29.7%
Book value per share (c)	$43.07		$38.73
Income tax payments, net	$150		$70
Company-sponsored research and development (d)	$126		$120
Shares outstanding	296,149,755		298,582,883

Non-GAAP Financial Measure:
	2018		2017
	Third Quarter	Nine Months	Third Quarter	Nine Months
Free cash flow from operations:
Net cash provided by operating activities	$790	$1,081	$872	$1,882
Capital expenditures	(168)	(447)	(120)	(273)
Free cash flow from operations (e)	$622	$634	$752	$1,609

(a)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.

(c)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(d)	Includes independent research and development and Aerospace product-development costs.

(e)
We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a key performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Third Quarter 2018:
Aerospace	$11,696	$173	$11,869	$2,239	$14,108
Combat Systems	15,865	395	16,260	3,857	20,117
Information Technology	5,222	4,731	9,953	17,365	27,318
Mission Systems	5,024	587	5,611	7,453	13,064
Marine Systems	16,615	9,221	25,836	3,797	29,633
Total	$54,422	$15,107	$69,529	$34,711	$104,240
Second Quarter 2018:
Aerospace	$12,187	$157	$12,344	$2,282	$14,626
Combat Systems	16,646	376	17,022	2,840	19,862
Information Technology	4,633	4,576	9,209	18,931	28,140
Mission Systems	4,636	645	5,281	4,287	9,568
Marine Systems	17,310	5,124	22,434	4,333	26,767
Total	$55,412	$10,878	$66,290	$32,673	$98,963
Third Quarter 2017:
Aerospace	$11,729	$86	$11,815	$1,909	$13,724
Combat Systems	17,060	494	17,554	4,607	22,161
Information Technology	2,425	1,705	4,130	9,641	13,771
Mission Systems	4,684	708	5,392	4,743	10,135
Marine Systems	16,791	8,247	25,038	4,826	29,864
Total	$52,689	$11,240	$63,929	$25,726	$89,655

* The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term aircraft services agreements. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG AND ESTIMATED CONTRACT VALUE - (UNAUDITED)
DOLLARS IN MILLIONS

$125,000
$100,000
$75,000
$50,000
$25,000
$0
$91,128
$90,875
$89,063
$87,231
$85,013
$82,994
$89,655
$87,968
$87,617
$98,963
$104,240
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
Funded Backlog
Unfunded Backlog
Estimated Potential Contract Value

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EXHIBIT H-2
BACKLOG AND ESTIMATED CONTRACT VALUE BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

Funded Backlog	Unfunded Backlog	Estimated Potential Contract Value

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EXHIBIT I
THIRD QUARTER 2018 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the third quarter of 2018:
Combat Systems:

•	$160 from the U.S. Army for munitions and ordnance, including Hydra-70 rockets.

•	$85 from the U.S. Air Force for various rounds of medium-caliber ammunition.

•	$55 to integrate a Mission Equipment Package onto Stryker vehicles to provide short range air defense capabilities.

•	$30 from the U.S. Defense Logistics Agency to provide spare parts for Abrams main battle tanks.

•	$30 to produce Patriot Advanced Capability-3 (PAC-3) guided-missile system motor cases.
Information Technology:

•	$330 from the U.S. Census Bureau to provide contact-center systems and operations support for the 2020 Census Questionnaire Assistance program.

•	$210 from the Centers for Medicare & Medicaid Services for benefits recovery services, cloud hosting and IT support.

•
$100 to provide logistics, sustainment and maintenance support services for the U.S. Army’s worldwide command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) systems.

•	$95 from the U.S. Department of State to provide visa application and issuance support services to U.S. embassies and consulates worldwide.

•	$95 from the U.S. Naval Air Warfare Center for design, development and support of shipboard and airborne platforms.

•	$90 from the U.S. Federal Emergency Management Agency (FEMA) for contact-center operations and support services.
Mission Systems:

•	$170 from the U.S. Navy for combat and seaframe control systems on Independence-variant Littoral Combat Ships (LCS).

•	$150 for additional equipment to support the U.S. Army’s mobile communications network.

•	$100 from the Army for computing and communications equipment under the Common Hardware Systems-4 (CHS-4) program.

•	$75 from the Canadian Department of National Defence to modernize and provide in-service support for the underwater warfare sensor suite installed on Halifax-class frigates.

•	$75 to rebuild and repair MK6 missile guidance systems and produce MK6 circuit card assemblies for the Navy.

•
An IDIQ contract from the Army for computing and communications equipment under the Common Hardware Systems-5 (CHS-5) program. The program has a maximum potential value of $3.9 billion over five years.

Marine Systems:

•	$3.9 billion from the U.S. Navy for the construction of four Arleigh Burke-class (DDG-51) guided-missile destroyers.

•	$580 from the Navy for surface ship maintenance and modernization work.

•	$480 from the Navy to continue design and development work in support of the Columbia-class submarine program.

•	$55 from the Navy for the procurement and management of spare parts and equipment for the Zumwalt-class (DDG-1000) guided-missile destroyer program.

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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Third Quarter		Nine Months
	2018	2017	2018	2017
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	21	21	58	67
Mid-cabin aircraft	6	9	21	23
Total	27	30	79	90
Pre-owned Aircraft Deliveries (units):	2	1	4	4

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